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[KPMG PEAT MARWICK LLP LETTERHEAD]


                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Del Webb Corporation:

We consent to the use of our report dated August 21, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the method of accounting for impairment of long-lived assets.

                                                        KPMG Peat Marwick LLP

Phoenix, Arizona
September 18, 1998